                                  EXHIBIT 10.45

                           MEMORANDUM OF UNDERSTANDING

This Agreement dated this 22nd day of November, 1999 by and between AT&T, a
                    Corporation ("AT&T"), iNTELEFILM Corporation ("iNTELEFILM"), and Excalibur Technologies Corporation ("Excalibur").

                                    RECITALS

         WHEREAS, iNTELEFILM has developed a unique opportunity to enhance the video production service process of global advertising agencies and through capitalizing on its expertise in video commercial production and its relationship with advertising agencies, iNTELEFILM intends to act as the Application Service Provider (ASP) of the InteleSource video master retrieval service designed for advertising agencies.

         WHEREAS, AT&T is desirous of providing the web hosting infrastructure of the InteleSource service under the terms of a Dedicated Hosting Services co-location agreement, to enable the development of this internet based service.

         WHEREAS, Excalibur has designed and developed a proprietary software product ("Screening Room") that provides end users with the ability to index and archive video and has licensed Screening Room to iNTELEFILM via the attached Software License Agreement (attachment B). Excalibur is desirous of introducing the Screening Room to the advertising agency community via its co-marketing agreement with AT&T and via the proprietary product called InteleSource.

         WHEREAS, all parties are desirous of entering into this memorandum of understanding to define each parties role in developing and implementing such services;

         NOW, THEREFORE, in consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the parties hereby agree as follows:

                  1. AT&T shall provide the web hosting infrastructure which shall include the following: (a) conditioned rack space and power; (b) bandwidth: AT&T will provide this service as outlined in attachment A.

                  2. Excalibur will provide services and technical support as described in paragraph 9 of their terms and conditions (attachment "B"). Excalibur will refrain from marketing "Screening Room" or related products to advertising agencies for six months from the date of the delivery of the InteleSource product. In this same period, iNTELEFILM will use best efforts to secure no less than 5 clients from top 100 advertising agencies as ranked in the 1999 edition of Adweek's "Redbook".

                  3. iNTELEFILM shall provide its expertise in video commercial production and its relationship with advertising agencies in order to sell the InteleSource service. iNTELEFILM will collect all revenue related to the iNTELEFILM service and remit to AT&T and Excalibur the costs as outlined in attachment A & B depending upon the service required in those contracts.

                  4. Collectively, the parties agree that iNTELEFILM will operate as a value added service provider, marketing an end to end digital video encoding, archiving, retrieval solution as well as the physical storage of video masters. The product will be based on Excalibur/DVL technologies and will be housed in the AT&T infrastructure as outlined in attachment "B".

                  5. Confidential Information. The parties agree to keep all information received from the other party confidential and will not disclose any confidential information now or hereafter received or obtained from each other or its representatives to any third party, except as required by applicable law or legal process, without prior written consent of the party whose confidential information may be disclosed to such third parties who need to know information for the purpose of the Memorandum of Understanding and who agree to keep such information confidential. Neither party will make any commercial use, in whole or in part, of any confidential information.

                  6. Parties shall not issue or approve any public statement concerning this Memorandum of Understanding without the prior written approval of the other party as to its contents and its release unless such disclosure is required by law.

                  7. In the event a conflict arises between the terms of this Agreement and the Software License Agreement between iNTELEFILM and Excalibur dated
                                             , the terms and conditions of the
                           latter shall prevail.

                  IN WITNESS WHEREOF, the parties have executed this Memorandum of Understanding as of the date and year first written above.

                  AT&T                           iNTELEFILM
                  By:  /s/ Andrew Cravero        By: /s/ James G. Gilbertson
                  Its:  General Manager          Its:  Chief Operating Officer

                  Excalibur
                  By:  /s/ Dan C. Stroman
                  Its:  Director of Contract